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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 or our report dated February 12, 1999 relating to the financial statements of MarketWatch.com, Inc., and June 15, 1998, relating to the financial statements of the DBC OnLine/News Business, a division of Data Broadcasting Corporation, which appear in MarketWatch.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
San Jose, California
August 18, 1999